AMENDMENT NUMBER 6

TO THE

INVESTMENT MANAGEMENT AGREEMENT

This AMENDMENT NUMBER 6 (the “Amendment”), amends that certain INVESTMENT MANAGEMENT AGREEMENT, by and between Hartford Funds Management Company, LLC (the “Adviser”), The Hartford Mutual Funds, Inc. (“HMF”), and The Hartford Mutual Funds II, Inc. (“HMF II”), on their own behalf and on behalf of each series listed on Schedule A hereto (each a “Fund” and collectively, the “Funds”), dated February 29, 2016, with respect to HMF, and dated March 14, 2016, with respect to HMF II (the “Agreement”), and is effective as of May 23, 2022 (the “Effective Date”).

WHEREAS, the Adviser, HMF and HMF II desire to amend Schedules A and B to reflect adding two new funds, Hartford Schroders International Contrarian Value Fund and Hartford Schroders Sustainable International Core Fund, as described herein and approved by the Board of Directors (the “Board”) at its meeting held on May 11, 2022;

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Pursuant to Section 14 of the Agreement, Schedules A and B are deleted in their entirety and replaced with the attached amended Schedules A and B to the Agreement.

2.	The changes to Schedules A and B of the Agreement reflected in this Amendment shall become effective as of the respective Effective Date reflected in this Amendment.

3.	Except as amended by this Amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

4.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date first above written.

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

/s/ Gregory A. Frost
By: Gregory A. Frost
Title: Chief Financial Officer

THE HARTFORD MUTUAL FUNDS, INC.
on behalf of each of its series listed on Schedule A

/s/ Thomas R. Phillips
By: Thomas R. Phillips
Title: Vice President and Secretary

THE HARTFORD MUTUAL FUNDS II, INC.
on behalf of each of its series listed on Schedule A

/s/ Thomas R. Phillips
By: Thomas R. Phillips
Title: Vice President and Secretary

Schedule A

This Schedule A to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, The Hartford Mutual Funds, Inc. (“HMF”), and The Hartford Mutual Funds II, Inc. (“HMF II”) dated February 29, 2016, with respect to HMF, and dated March 14, 2016, with respect to HMF II, is effective as of May 23, 2022.

List of Portfolios

THE HARTFORD MUTUAL FUNDS, INC. on behalf of:

Hartford AARP Balanced Retirement Fund1

The Hartford Balanced Income Fund2

The Hartford Capital Appreciation Fund2

The Hartford Checks and Balances Fund2

Hartford Climate Opportunities Fund3

The Hartford Conservative Allocation Fund1

Hartford Core Equity Fund1

The Hartford Dividend and Growth Fund1

Hartford Emerging Markets Equity Fund1

The Hartford Emerging Markets Local Debt Fund1

The Hartford Equity Income Fund2

The Hartford Floating Rate Fund1

The Hartford Growth Allocation Fund1

The Hartford High Yield Fund1

The Hartford Inflation Plus Fund1

Hartford International Equity Fund1

The Hartford International Growth Fund2

The Hartford International Opportunities Fund1

The Hartford International Value Fund1

The Hartford MidCap Fund2

The Hartford MidCap Value Fund1

Hartford Moderate Allocation Fund1

Hartford Multi-Asset Income Fund1

Hartford Municipal Short Duration Fund1

Hartford Real Asset Fund (formerly, The Hartford Global Real Asset Fund prior to May 2, 2022)1

The Hartford Short Duration Fund1

[1]	Effective March 14, 2016. Approved by shareholders at a shareholder meeting on March 14, 2016.
[2]	Effective April 19, 2016. Approved by shareholders at a shareholder meeting on April 19, 2016.
[3]	Effective February 29, 2016. Approved by written consent of the sole initial shareholder on February 29, 2016.

Hartford Small Cap Value Fund1

The Hartford Strategic Income Fund1

Hartford Sustainable Municipal Bond Fund1

The Hartford Total Return Bond Fund1

The Hartford World Bond Fund1

THE HARTFORD MUTUAL FUNDS II, INC. on behalf of:

The Hartford Growth Opportunities Fund1

Hartford Quality Value Fund1

Hartford Schroders China A Fund6

Hartford Schroders Diversified Emerging Markets Fund‡

Hartford Schroders Emerging Markets Equity Fund4

Hartford Schroders Emerging Markets Multi-Sector Bond Fund4

Hartford Schroders International Contrarian Value Fund8

Hartford Schroders International Multi-Cap Value Fund4

Hartford Schroders International Stock Fund4

Hartford Schroders Securitized Income Fund5

Hartford Schroders Sustainable Core Bond Fund7

Hartford Schroders Sustainable International Core Fund8

Hartford Schroders Tax-Aware Bond Fund4

Hartford Schroders US MidCap Opportunities Fund4

Hartford Schroders US Small Cap Opportunities Fund4

The Hartford Small Cap Growth Fund1

‡	Effective September 24, 2021. Approved by written consent of the sole initial shareholder on September 23, 2021.
[4]	Effective October 19, 2016. Approved by written consent of the sole initial shareholder on October 19, 2016.
[5]	Effective February 28, 2019. Approved by written consent of the sole initial shareholder on February 26, 2019.
[6]	Effective March 26, 2020. Approved by written consent of the sole initial shareholder on March 26, 2020.
[7]	Effective November 12, 2021. Approved by written consent of the sole initial shareholder on November 10, 2021.
[8]	Effective May 23, 2022. Approved by written consent of the sole initial shareholder on May 23, 2022.

Schedule B

Fees

This Schedule B to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, The Hartford Mutual Funds, Inc. (“HMF”), and The Hartford Mutual Funds II, Inc. (“HMF II”) dated February 29, 2016, with respect to HMF, and dated March 14, 2016, with respect to HMF II, is effective as of May 23, 2022.

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

THE HARTFORD MUTUAL FUNDS, INC.

Hartford AARP Balanced Retirement Fund

Average Daily Net Assets Excluding Assets Invested in Affiliated Funds#	Annual Rate
First $1 billion	0.3900%
Next $4 billion	0.3800%
Amount Over $5 billion	0.3750%
Average Daily Net Assets Invested in Affiliated Funds	0.0000%

The Hartford Balanced Income Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7000%
Next $250 million	0.6300%
Next $500 million	0.6000%
Next $1.5 billion	0.5700%
Next $2.5 billion	0.5500%
Next $5 billion	0.5300%
Next $2 billion	0.4500%
Amount Over $12 billion	0.3900%

The Hartford Capital Appreciation Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.8000%
Next $500 million	0.7000%
Next $4 billion	0.6500%
Next $5 billion	0.6475%
Amount Over $10 billion	0.6450%

The Hartford Checks and Balances Fund

Average Daily Net Assets	Annual Rate
None

#	Affiliated Funds include any mutual fund or exchange-traded fund for which Hartford Funds Management Company, LLC or its affiliates serve as investment manager.

Hartford Climate Opportunities Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.6200%
Next $500 million	0.6000%
Next $1.5 billion	0.5800%
Next $2.5 billion	0.5750%
Over $5 billion	0.5700%

Hartford Core Equity Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.3500%
Next $1.5 billion	0.3300%
Next $2.5 billion	0.3250%
Amount Over $5 billion	0.3225%

The Hartford Dividend and Growth Fund and The Hartford MidCap Value Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5950%
Next $5 billion	0.5900%
Amount Over $10 billion	0.5850%

Hartford Emerging Markets Equity Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.9000%
Next $500 million	0.8500%
Amount Over $1 billion	0.8000%

The Hartford Emerging Markets Local Debt Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.7000%
Amount Over $1 billion	0.6900%

The Hartford Equity Income Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7500%
Next $250 million	0.7000%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5900%
Amount Over $5 billion	0.5875%

The Hartford Floating Rate Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.6500%
Next $2 billion	0.6000%
Next $2.5 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford High Yield Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.5000%
Next $4 billion	0.4500%
Next $5 billion	0.4400%
Amount Over $10 billion	0.4350%

The Hartford Inflation Plus Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.3900%
Next $500 million	0.3800%
Next $1.5 billion	0.3750%
Next $2.5 billion	0.3700%
Next $5 billion	0.3675%
Amount Over $10 billion	0.3650%

Hartford International Equity Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.4600%
Next $1 billion	0.4500%
Next $3 billion	0.4400%
Amount Over $5 billion	0.4300%

The Hartford International Growth Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.8000%
Next $250 million	0.7500%
Next $500 million	0.7000%
Amount Over $1 billion	0.6500%

The Hartford International Opportunities Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6400%
Next $2.5 billion	0.6350%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6250%

The Hartford International Value Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.8000%
Next $4 billion	0.7500%
Next $5 billion	0.7475%
Amount Over $10 billion	0.7450%

The Hartford MidCap Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.7500%
Next $4 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

Hartford Multi-Asset Income Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.5900%
Next $250 million	0.5500%
Next $250 million	0.5000%
Next $4 billion	0.4750%
Next $5 billion	0.4725%
Amount Over $10 billion	0.4700%

Hartford Municipal Short Duration Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $1.5 billion	0.2900%
Next $2.5 billion	0.2850%
Amount Over $5 billion	0.2800%

Hartford Real Asset Fund

(formerly, The Hartford Global Real Asset Fund prior to May 2, 2022)

Average Daily Net Assets	Annual Rate
First $500 million	0.7950%
Next $500 million	0.7600%
Next $1.5 billion	0.7300%
Next $2.5 billion	0.7000%
Amount over $5 billion	0.6600%

The Hartford Short Duration Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.4100%
Next $500 million	0.3700%
Next $1.5 billion	0.3650%
Next $2.5 billion	0.3600%
Next $5 billion	0.3500%
Amount Over $10 billion	0.3400%

Hartford Small Cap Value Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7000%
Next $500 million	0.6500%
Next $2 billion	0.6000%
Next $2 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford Strategic Income Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.5500%
Next $500 million	0.5000%
Next $1.5 billion	0.4750%
Next $2.5 billion	0.4650%
Next $5 billion	0.4550%
Amount Over $10 billion	0.4450%

Hartford Sustainable Municipal Bond Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $1.5 billion	0.2900%
Next $2.5 billion	0.2850%
Amount Over $5 billion	0.2800%

The Hartford Total Return Bond Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $4 billion	0.2600%
Amount Over $5 billion	0.2500%

The Hartford World Bond Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.6800%
Next $250 million	0.6300%
Next $2 billion	0.5800%
Next $2.5 billion	0.5300%
Next $5 billion	0.4750%
Amount Over $10 billion	0.4500%

The Hartford Conservative Allocation Fund, The Hartford Growth Allocation Fund and

Hartford Moderate Allocation Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.1000%
Next $500 million	0.0950%
Next $1.5 billion	0.0900%
Next $2.5 billion	0.0800%
Next $2.5 billion	0.0700%
Next $2.5 billion	0.0600%
Amount Over $10 billion	0.0500%

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.8000%
Next $4.75 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

Hartford Quality Value Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.3500%
Next $4 billion	0.3300%
Next $5 billion	0.3250%
Amount Over $10 billion	0.3225%

Hartford Schroders China A Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.9000%
Amount over $1 billion	0.8900%

Hartford Schroders Diversified Emerging Markets Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.8400%
Amount Over $1 billion	0.7800%

Hartford Schroders Emerging Markets Equity Fund

Average Daily Net Assets	Annual Rate
First $1 billion	1.0500%
Next $4 billion	1.0000%
Next $5 billion	0.9900%
Amount over $10 billion	0.9850%

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.7000%
Next $4 billion	0.6500%
Next $5 billion	0.6400%
Amount over $10 billion	0.6350%

Hartford Schroders International Contrarian Value Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.6500%
Amount over $1 billion	0.6100%

Hartford Schroders International Multi-Cap Value Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.7200%
Next $4 billion	0.6800%
Next $5 billion	0.6750%
Amount Over $10 billion	0.6700%

Hartford Schroders International Stock Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.6700%
Next $4 billion	0.6500%
Next $5 billion	0.6450%
Amount over $10 billion	0.6400%

Hartford Schroders Securitized Income Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.4000%
Amount over $1 billion	0.3900%

Hartford Schroders Sustainable Core Bond Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.3200%
Next $500 million	0.3000%
Amount over $1 billion	0.2800%

Hartford Schroders Sustainable International Core Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.6500%
Amount over $1 billion	0.6100%

Hartford Schroders Tax-Aware Bond Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.4500%
Next $4 billion	0.4300%
Next $5 billion	0.4250%
Amount over $10 billion	0.4200%

Hartford Schroders US MidCap Opportunities Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.7500%
Next $1.5 billion	0.7000%
Next $2.5 billion	0.6500%
Next $5.0 billion	0.6450%
Amount over $10 billion	0.6400%

Hartford Schroders US Small Cap Opportunities Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.9000%
Next $4 billion	0.8900%
Next $5 billion	0.8800%
Amount over $10 billion	0.8700%

The Hartford Small Cap Growth Fund

Average Daily Net Assets	Annual Rate
First $100 million	0.9000%
Next $150 million	0.8000%
Next $250 million	0.7000%
Next $4.5 billion	0.6500%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6200%